EXHIBIT 99.1

First Horizon National Corporation Announces Financial Results for Second Quarter 2007

Company Expects Further Efficiency Gains, Continued Improvements to Businesses

MEMPHIS, Tenn., July 18, 2007 (PRIME NEWSWIRE) -- First Horizon National Corporation (NYSE:FHN) announced earnings for the quarter ended June 30, 2007, and other matters, including these highlights:

 * Earnings of $22.2 million or $.17 per diluted share compared to first quarter 2007 earnings of $70.5 million or $.55 per diluted share
 * Progress in implementation of earnings enhancement initiatives raises total expected benefits to $175 million and results in $39.3 million of second quarter pre-tax charges
 * Capital Markets shows earnings increase from improvement in revenues and expenses
 * Legal settlements result in $5.4 million net reduction in pre-tax earnings
 * Additional provisioning reflects asset quality trends; net charge-offs decline to 41 basis points
 * Continuing implementation of productivity and performance enhancement measures will result in additional charges throughout remainder of 2007 with up to $60 million estimated to date
 * Pursuing sale of 34 full-service First Horizon Bank branches in
   Atlanta, Baltimore, Dallas and Northern Virginia

Pre-tax income for FHN was $18.1 million in second quarter 2007 compared to $89.1 million in first quarter 2007. Total revenues were $519.8 million in second quarter compared to $520.6 million in first quarter 2007. Noninterest expenses were $457.3 million compared to $403.0 million in first quarter 2007. Provision for loan losses increased $15.9 million to $44.4 million in second quarter 2007.

In second quarter 2007 average total loans grew 1 percent from first quarter 2007. Total average deposits grew 2 percent for the same time period.

"The combination of a challenging operating environment and charges related to the implementation of various initiatives to improve our cost structure resulted in earnings that were far from satisfactory," said Jerry Baker, CEO of FHN. "My commitment when taking over as CEO in first quarter was to get First Horizon back on track by systematically reviewing our businesses, refocusing our strategy, and improving the productivity and efficiency of the organization. We have made meaningful progress on this front, but there is more to do.

"We remain committed to taking the additional actions necessary to achieve our savings targets. To that end, we initially established an objective for the second and third phases of $90 million in earnings improvements and now expect this figure to be closer to $125 million and fully experienced in our run-rate by first quarter 2008.

"Our continued market share gains in Tennessee reflect the success of our strategy to focus investments on this important market. At the same time, we've decided to no longer invest in a portion of our national strategy that is likely to remain unprofitable in the near term. Accordingly, we are pursuing the sale, closure or consolidation of First Horizon Bank branches in our four national full-service banking markets. This allows us to focus on the profitable elements of our national strategy, including specialty banking and cross-selling products to our mortgage customers," concluded Baker.

PERFORMANCE HIGHLIGHTS (Second Quarter 2007 vs. First Quarter 2007)

Retail/Commercial Bank Investing in Tennessee

Pre-tax income for Retail/Commercial Banking was $81.5 million for second quarter 2007, compared to $100.4 million for first quarter 2007. Results for the current quarter were affected by additional provisioning for loan losses and compression of the net interest margin driven by challenges in the national housing market. Investments in marketing and deposit pricing in Tennessee were slightly offset by seasonal increases in deposit transaction fees.

Mortgage Banking Production Rises, Negatively Impacted by Margin Compression and Litigation

Mortgage Banking had a pre-tax loss of $16.1 million for second quarter 2007, compared to pre-tax loss of $11.3 million for first quarter 2007. Results for the quarter included the recognition of $8.4 million of increased expense related to a previously disclosed legal settlement as a higher number of claims were received by the end of the claims period than projected. Seasonality favorably impacted net interest income from higher average warehouse volume and higher custodial balances. Increased origination and delivery volumes over prior quarter resulted in higher net origination income. These impacts of seasonality were negatively affected by a decline in gain on sale margins. Hedging results improved in second quarter 2007 as compared to first quarter 2007.

Earnings Improvements in Capital Markets

Pre-tax earnings for Capital Markets were $12.7 million in second quarter 2007 compared to $3.4 million in first quarter 2007. Results for Capital Markets were favorably affected by a $3.0 million legal settlement, improvements in net interest expense, a slight increase in fixed income revenues, and decreases in noninterest expenses.

Corporate Segment Reflects One-Time Charges

Results for second quarter 2007 include $39.3 million of expenses associated with implementation of restructuring, repositioning and efficiency initiatives. These initiatives include:

 * Organizational and compensation changes for right sizing operating segments and consolidating functional areas
 * Procurement centralization and multi-sourcing back office functions
 * Repositioning non-core businesses, including redesigned non-prime mortgage origination business and exit from coin merchandising
 * Other efforts, including facilities consolidation and divesting certain loan portfolios

Charge-Offs Decrease Sequentially; Provision Increases as Nonperforming Assets Rise

The net charge-off ratio decreased to 41 basis points in second quarter 2007 from 48 basis points in first quarter 2007 as net charge-offs declined to $23.0 million from $26.6 million in first quarter 2007. Provision for loan losses increased to $44.4 million in second quarter 2007 from $28.5 million in first quarter 2007, with the increase split between recognition of $7.7 million of losses for a non-strategic loan portfolio that was sold during the quarter and additional provisioning. Excluding the impact of the sold loans, the provision would have been $36.7 million for second quarter 2007. The nonperforming asset ratio increased to 81 basis points in second quarter 2007 from 56 basis points in first quarter 2007.

OTHER INFORMATION

The financial supplement will be available on First Horizon's web site at 6:00 am Central Time, Thursday, July 19, 2007.

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this press release, as well as critical accounting estimates and other factors described in FHN's recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

FHN provides additional disclosure and discussion related to FHN's earnings and business segment performance through a financial supplement, which is available on FHN's Web site at www.fhnc.com. Management will also host a conference call at 8:00 a.m. Central Time July 19 to review earnings and performance trends. Callers wishing to participate in the call may dial toll-free starting at 7:45 a.m. Central Time July 19 by dialing 1-877-502-9274 (international participants dial 1-913-981-5584). The conference will also be webcast live through First Horizon's web site. To access the webcast, visit the investor relations section of www.fhnc.com. A replay of the call will be available from 11 a.m. Central Time July 19 until 11 p.m. August 2 by calling 1-888-203-1112 or 1-719-457-0820 for international participants. The passcode is 7254849. The event will be archived and made available by 1 p.m. Central Time July 19 in the investor relations section of First Horizon's Web site at www.fhnc.com. For four weeks from the press release date, FHN will respond to individual requests for clarification of the provided disclosures. However, we will make every effort not to provide, and you should not expect to receive, material non-public information as that term is defined in the SEC Regulation FD. Without limiting the foregoing, after the conference call and except for the guidance expressed or implied herein or therein, we will not provide any earnings guidance, directly or indirectly, express or implied.

GENERAL INFORMATION

About First Horizon

The 12,000 employees of First Horizon National Corp. (NYSE:FHN) provide financial services to individuals and business customers through hundreds of offices located in more than 40 states. The corporation's three major brands -- FTN Financial, First Horizon and First Tennessee -- provide customers with a broad range of products and services including:

 * Capital markets, one of the nation's top underwriters of U.S.
   government agency securities
 * Mortgage banking, one of the nation's top mortgage originators and recipient of consecutive awards for servicing excellence from Fannie
   Mae and Freddie Mac
 * Retail/commercial banking, with the largest market share in
   Tennessee and one of the highest customer retention rates of any bank in the country

FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by CRO magazine. More information can be found at www.fhnc.com.

 SUMMARY QUARTERLY RESULTS
 Quarterly, Unaudited

 ----------------------------------------------------------------------
 (Thousands)                     2Q07            1Q07           4Q06
 ---------------------------------------------------------------------
 INCOME STATEMENT
  HIGHLIGHTS
 Net interest income        $   239,432     $   237,419    $   245,997
 Noninterest income             281,313         272,915        313,342
 Securities (losses)
  /gains, net                    (1,014)         10,273          3,002
 ---------------------------------------------------------------------
   Total revenue                519,731         520,607        562,341
 ---------------------------------------------------------------------
 Noninterest expense            457,240         403,012        431,630
 Provision                       44,408          28,486         22,983
 ---------------------------------------------------------------------
   Pretax income/(loss)          18,083          89,109        107,728
 (Benefit)/provision
  for income taxes               (3,861)         18,802         31,448
 ---------------------------------------------------------------------
 Income from
  continuing
  operations                     21,944          70,307         76,280
 Income/(loss) from
  discontinued
  operations, net of
  tax                               179             240            187
 ---------------------------------------------------------------------
   Net income               $    22,123     $    70,547    $    76,467
 ---------------------------------------------------------------------
 COMMON STOCK DATA
 Diluted EPS from
  continuing operations     $       .17     $       .55    $       .60
 Diluted EPS                        .17             .55            .60
 Diluted shares                 128,737         128,704        127,784
 Period-end shares
  outstanding                   126,237         125,749        124,866
 Dividends declared
  per share                 $       .45     $       .45    $       .45
 ---------------------------------------------------------------------
 BALANCE SHEET HIGHLIGHTS
  (PERIOD END)
 Total loans,
  net of
  unearned income           $22,382,303     $22,268,190    $22,104,905
 Total deposits              21,761,683      22,491,951     20,213,232
 Total assets                38,394,084      38,828,766     37,918,259
 Total liabilities           35,635,325      36,018,813     35,160,599
 Total shareholders'
  equity                      2,463,482       2,514,676      2,462,390
 ---------------------------------------------------------------------
 KEY RATIOS & OTHER
 Return on average
  assets                            .23%            .74%           .77%
 Return on average
  equity                           3.57%          11.61%         12.08%
 Net interest margin               2.79%           2.84%          2.85%
 Efficiency ratio                  88.0%           77.4%          76.8%
 FTE employees                   11,903          12,018         12,131
 ---------------------------------------------------------------------

 ---------------------------------------------------------------------
                                                       2Q07 Change vs.
                                                       ---------------
 (Thousands)                  3Q06           2Q06      1Q07      2Q06
 ---------------------------------------------------------------------
 INCOME STATEMENT
  HIGHLIGHTS
 Net interest income    $    251,621     $   253,598       1%     (6)%
 Noninterest income          309,170         332,119       3%    (15)%
 Securities (losses)
  /gains, net                  8,757           2,893      NM       NM
 ---------------------------------------------------------------------
   Total revenue             569,548         588,610       *      (12)%
 ---------------------------------------------------------------------
 Noninterest expense         452,899         423,011      13%      8%
 Provision                    23,694          18,653      56%    138%
 ---------------------------------------------------------------------
   Pretax income/(loss)       92,955         146,946     (80)%    (88)%
 (Benefit)/provision
  for income taxes            25,776          43,013    (121)%   (109)%
 ---------------------------------------------------------------------
 Income from
  continuing
  operations                  67,179         103,933     (69)%    (79)%
 Income/(loss) from
  discontinued
  operations, net of
  tax                            (69)            376     (25)%    (52)%
 ---------------------------------------------------------------------
   Net income            $    67,110     $   104,309     (69)%    (79)%
 ---------------------------------------------------------------------
 COMMON STOCK DATA
 Diluted EPS from
  continuing operations  $       .53     $       .82     (69)%    (79)%
 Diluted EPS                     .53             .82     (69)%    (79)%
 Diluted shares              127,523         127,280       *        1%
 Period-end shares
  outstanding                124,467         123,947       *        2%
 Dividends declared
  per share              $       .45     $       .45      --       --
 ---------------------------------------------------------------------
 BALANCE SHEET HIGHLIGHTS
   (PERIOD END)
 Total loans,
  net of
  unearned income        $21,955,030     $21,717,264       1%      3%
 Total deposits           25,284,541      21,693,442      (3)%      *
 Total assets             40,076,183      37,469,234      (1)%      2%
 Total liabilities        37,270,385      34,731,767      (1)%      3%
 Total shareholders'
  equity                   2,510,524       2,442,193      (2)%      1%
 ---------------------------------------------------------------------
 KEY RATIOS & OTHER
 Return on average
  assets                         .67%           1.09%
 Return on average
  equity                       10.90%          17.42%
 Net interest margin            2.89%           2.99%
 Efficiency ratio               79.5%           71.9%
 FTE employees                12,324          12,413      (1)%     (4)%
 ---------------------------------------------------------------------
 NM - Not meaningful
 * Amount is less than one percent.

CONTACT:  First Horizon National Corporation
          Media Information:
          Kim Cherry
            (901) 523-4726
          Investor Relations:
          Dave Miller
            (901) 523-4162